                                                                  Exhibit A
                                                                     to
                                                                Amendment No. 1
                                                                     to
                                                                   Purchase
                                                                  Agreement

NEITHER THIS SECURITY NOR THE ISSUANCE TO THE HOLDER OF THE SECURITIES INTO WHICH THIS SECURITY IS CONVERTIBLE HAS BEEN REGISTERED WITH THE SECURITIES AND EXCHANGE COMMISSION IN RELIANCE UPON AN EXEMPTION FROM REGISTRATION UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT"), AND, ACCORDINGLY, MAY NOT BE OFFERED OR SOLD EXCEPT PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE SECURITIES ACT OR PURSUANT TO AN AVAILABLE EXEMPTION FROM, OR IN A TRANSACTION NOT SUBJECT TO, THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT.

THIS NOTE DOES NOT REQUIRE PHYSICAL SURRENDER OF THIS NOTE IN THE EVENT OF A PARTIAL REDEMPTION, REPAYMENT OR CONVERSION. AS A RESULT, FOLLOWING ANY REDEMPTION, REPAYMENT OR CONVERSION OF ANY PORTION OF THIS NOTE, THE OUTSTANDING PRINCIPAL AMOUNT REPRESENTED BY THIS NOTE MAY BE LESS THAN THE PRINCIPAL AMOUNT SET FORTH BELOW.

                          10% CONVERTIBLE NOTE DUE 2004

                                       OF

                              SONIC FOUNDRY, INC.

Note No. 2                           Original Principal Amount:  $ 4,000,000.00
Dated January 31, 2002                                       New York, New York

          FOR VALUE RECEIVED, the Company hereby promises to pay to or upon the order of OMICRON PARTNERS, L.P. or its registered assigns or successors-in-interest (the "Holder") the principal sum of Four Million Dollars ($4,000,000.00), together with all accrued but unpaid interest thereon, if any, in accordance with the schedule set forth in Section 2(b), to the extent such principal amount and interest have not been repaid or converted into shares of the

Company's Common Stock, $.01 par value (the "Common Stock"), in accordance with the terms hereof. Interest on the unpaid principal balance hereof shall accrue at the rate of 10% per annum, from January 25, 2002 with respect to $3,000,000.00 principal amount of this Note and from January 31, 2002 with respect to $1,000,000.00 principal amount of this Note, in each such case until the same becomes due and payable on the Maturity Dates of each installment of principal hereof, or such earlier date upon acceleration or by conversion, repayment or redemption in accordance with the terms hereof. Interest on this Note shall accrue daily commencing on the respective dates as aforesaid, shall be compounded semiannually and shall be computed on the basis of a 360-day year, 30-day months and actual days elapsed and shall be payable in accordance with Section 2 hereof. Notwithstanding anything contained herein, this Note shall bear interest on the outstanding Principal Amount from and after the occurrence and during the continuance of an Event of Default, at the rate (the "Default Rate") equal to the lower of sixteen percent (16%) per annum or the highest rate permitted by applicable law. Unless otherwise agreed or required by applicable law, payments will be applied first to any unpaid collection costs, then to unpaid interest and fees and any remaining amount to unpaid principal.

          All payments of principal of and interest on this Note shall be made in lawful money of the United States of America by wire transfer of immediately available funds to such account as the Holder may from time to time designate by written notice in accordance with the provisions of this Note. This Note may not be prepaid in whole or in part except as specifically provided herein. Whenever any amount expressed to be due by the terms of this Note is due on any day which is not a Business Day (as defined below), the same shall instead be due on the next succeeding day which is a Business Day and such extension shall be taken into account in determining the amount of interest accrued on this Note.

          This Note amends and restates, and in part is issued in exchange for, the Company's 10% Convertible Note due 2004 in the principal amount of $3,000,000.00 which was issued on January 25, 2002 and bearing Certificate No. 1.

          The following terms and conditions shall apply to this Note:

          1.    DEFINITIONS.

          (a) Capitalized terms used herein and not otherwise defined herein shall have the meanings set forth in the Purchase Agreement.

          (b) For purposes hereof the following terms shall have the meanings ascribed to them below:

          "Additional Financing Threshold" means that on or before July 1, 2002 the Company shall have completed one or more financings of Common Stock or

Common Stock Equivalents consisting of convertible debt or convertible preferred stock issued by the Company for which:

          (1) the aggregate cash proceeds received by the Company are at least $8 million; and

          (2) in the case of any such financing that is a debt financing, no payment of principal is scheduled to be due earlier than the date that is at least one year after the Final Maturity Date.

          "Affiliate" means, with respect to any Person, any other Person that directly, or indirectly through one or more intermediaries, controls, is controlled by or is under common control with the subject Person. For purposes of this definition, "control" (including, with correlative meaning, the terms "controlled by" and "under common control with"), as used with respect to any Person, shall mean the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of such Person, whether through the ownership of voting securities or by contract or otherwise.

          "Aggregation Parties" shall have the meaning provided in Section 4(i).

          "Bankruptcy Event" means any of the following events: (a) the Company or any material subsidiary commences a case or other proceeding under any bankruptcy, reorganization, arrangement, adjustment of debt, relief of debtors, dissolution, insolvency or liquidation or similar law of any jurisdiction relating to the Company or any material subsidiary thereof; (b) there is commenced against the Company or any material subsidiary any such case or proceeding that is not dismissed within 60 days after commencement; (c) the Company or any material subsidiary thereof is adjudicated insolvent or bankrupt or any order of relief or other order approving any such case or proceeding is entered; (d) the Company or any material subsidiary suffers any appointment of any trustee, custodian or the like for it or any substantial part of its property that is not discharged or stayed within 60 days; (e) the Company or any material subsidiary makes a general assignment for the benefit of creditors; (f) the Company or any material subsidiary fails to pay, states that it is unable to pay, or is unable to pay, its debts (excluding those reasonably disputed in good faith by the Company in the case of failure to pay and for which it has reserves on its books and financial statements) generally as they become due; (g) the Company or any material subsidiary calls a meeting of its creditors with a view to arranging a composition, adjustment or restructuring of its debts; or (h) the Company or any material subsidiary, by any act or failure to act, expressly indicates its consent to, approval of or acquiescence in any of the foregoing or takes any corporate or other action for the purpose of effecting any of the foregoing.

          "Business Day" means any day other than a Saturday, Sunday or a day on which commercial banks in the City of New York, New York are authorized or required by law or executive order to remain closed.

          "Call Amount" means for any exercise of the Call Right pursuant to
Section 3, the sum of (1) the product of (x) the principal amount of this Note to be prepaid by reason of such exercise of the Call Right times (y) the applicable Call Percentage plus (2) accrued and unpaid interest on the principal amount of this Note to be prepaid by reason of such exercise of the Call Right to the applicable Call Date.

          "Call Date" shall have the meaning provided in Section 3(b).

          "Call Notice" shall have the meaning provided in Section 3(b).

          "Call Percentage" means for any exercise of the Call Right pursuant to Section 3, the percentage set forth below for the Call Date specified in the Call Notice given by the Company for such exercise of the Call Right:

Call Date Specified in Call Notice                         Call Percentage
----------------------------------                         ---------------

Closing Date through January 31, 2003                             110%

February 1, 2003 through January 31, 2004                         105%

          "Call Right" shall have the meaning provided in Section 3(a).

          "Cash" or "cash" means at any time such coin or currency of the United States of America as shall at such time be legal tender for the payment of public and private debts.

          "Cash, Cash Equivalents, Eligible Marketable Securities and Available Credit" of any Person on any date shall be determined from such Person's books maintained in accordance with Generally Accepted Accounting Principles, and means, without duplication, the sum of (1) the cash which would be shown on a balance sheet of such Person prepared as of such date in accordance with Generally Accepted Accounting Principles, (2) all assets which would, on a balance sheet of such Person prepared as of such date in accordance with Generally Accepted Accounting Principles, be classified as cash equivalents,
(3) all Eligible Marketable Securities which are assets which would, on a balance sheet of such Person prepared as of such date in accordance with Generally Accepted Accounting Principles, be classified as marketable securities and (4) amounts available to be borrowed by the Company from banks or other sound financial institutions under definitive binding loan or similar credit agreements and as to which all requirements and conditions for borrowing can be satisfied by the Company as of such date and the proceeds of which borrowing may be used to pay this Note, in each such case in the preceding clauses (1) through (3) which is unrestricted and available for use by such Person on such date. Cash, Cash Equivalents, Eligible Marketable Securities and Available Credit of a Person's subsidiaries shall not be considered Cash, Cash Equivalents, Eligible Marketable Securities and Available Credit of such Person.

          "Change in Control Transaction" will be deemed to exist if (i) there occurs any consolidation, merger, amalgamation or other business combination of the Company with or into any other corporation or other entity or person (whether or not the Company is the surviving corporation), or any other corporate reorganization or transaction or series of related transactions in which in any of such events the persons who are holders of the voting stock of the Company immediately prior to such event cease to own 50% or more of the voting stock, or corresponding voting equity interests, of the surviving corporation or other entity immediately after such event (including without limitation any "going private" transaction under Rule 13e-3 promulgated pursuant to the Exchange Act or tender offer by the Company under Rule 13e-4 promulgated pursuant to the Exchange Act for 20% or more of the Company's Common Stock), (ii) any person (as defined in Section 13(d) of the Exchange
Act), together with its affiliates and associates (as such terms are defined in Rule 405 under the Securities Act), beneficially owns or is deemed to beneficially own (as described in Rule 13d-3 under the Exchange Act without regard to the 60-day exercise period) in excess of 50% of the voting power of the Company's outstanding securities, (iii) there is a replacement of more than one-half of the members of the Company's Board of Directors which is not approved by those individuals who are members of the Company's Board of Directors on the date thereof or (iv) in one or a series of related transactions, there is a sale or transfer of all or substantially all of the assets of the Company, determined on a consolidated basis.

          "Closing Date" shall have the meaning provided in the Purchase Agreement.

          "Common Stock Equivalents" means any warrant, option, subscription or purchase right with respect to shares of Common Stock, any security convertible into, exchangeable for, or otherwise entitling the holder thereof to acquire, shares of Common Stock or any warrant, option, subscription or purchase right with respect to any such convertible, exchangeable or other security.

          "Company Certificate" means a certificate of the Company signed by an Officer.

          "Conversion Date" shall have the meaning provided in Section 4(b).

          "Conversion Delay Payments" shall have the meaning provided in

Section 4(b)(ii).

          "Conversion Notice" shall have the meaning provided in Section 4(a).

          "Conversion Price" means $2.45, subject to adjustment as set forth herein.

          "Conversion Ratio" means, at any time, a fraction, of which the numerator is the entire outstanding Principal Amount of this Note (or such portion thereof that is being redeemed or repurchased), and of which the denominator is the lesser of (a) the then applicable Conversion Price, and (b) the lower of the Market Price or the lowest VWAP for any Trading Day subsequent to the calendar month used in determining such Market Price and prior to the date such ratio is being determined.

          "DTC" shall have the meaning provided in Section 4(b)(ii).

          "Effective Date" means the date on which a Registration Statement covering all the Underlying Shares and other Registrable Securities (as defined in the Registration Rights Agreement) is declared effective by the SEC.

          "Effective Registration" means (i) the Company has complied in all material respects with its obligations under all the Transaction Documents where the failure to comply by the Company would have a material adverse effect on the ability of the Holder to publicly resell the Underlying Shares and the Warrant Shares and no Event of Default shall have occurred and be continuing;
(ii) the resale of all Registrable Securities (as defined in the Registration Rights Agreement) is covered by an effective Registration Statement in accordance with the terms of the Registration Rights Agreement and such Registration Statement is not subject to any suspension or stop order and is expected to remain effective and available for use by the selling stockholders named therein or in any related prospectus supplement for at least 20 Trading Days thereafter; (iii) the resale of such Registrable Securities may be effected pursuant to a current and deliverable prospectus that is not subject to any blackout or similar circumstance; (iv) such Registrable Securities are listed, or approved for listing prior to issuance, on an Approved Market and are not subject to any trading suspension (nor shall trading generally have been suspended on such exchanges or markets), and the Company shall not have been notified of any pending or threatened proceeding or other action to delist or suspend the Common Stock on the Approved Market on which the Common Stock is then traded or listed; (v) the requisite number of shares of Common Stock shall have been duly authorized and shall be available for issuance as required by the terms of the Transaction Documents; (vi) the Holder is not identified as an underwriter in the Registration Statement; and (vii) the Company is not subject to any Bankruptcy Event.

          "Eligible Marketable Securities" of any Person as of any date means marketable securities which would be reflected on a balance sheet of such Person prepared as of such date in accordance with Generally Accepted Accounting Principles and which are debt obligations within the Company's investment policies set forth on Exhibit E to the Purchase Agreement.

          "Event of Default" shall have the meaning provided in Section 5(a).

          "Exchange Act" means the Securities Exchange Act of 1934, as amended.

          "Final Maturity Date" means February 1, 2004.

          "Holder Share Notice" shall have the meaning provided in Section 4(b)(ii).

          "Interest Payment Date" shall have the meaning provided in Section
2(a).

          "Issuance Date" means January 25, 2002.

          "Market Price" means on any date the arithmetic average of the daily VWAPs for each of the five Trading Days having the five lowest daily VWAPs of all of the Trading Days during the completed calendar month immediately preceding the calendar month in which such date occurs (such VWAPs being appropriately and equitably adjusted for any stock splits, stock dividends, recapitalizations and the like occurring or for which the record date occurs during such calendar month).

          "Maturity Date" means with respect to any installment of principal of this Note the Repayment Date for such installment.

          "Newly Issued Shares" shall have the meaning provided in Section 4(c)(iii).

          "Officer" means the Chairman of the Board, the Chief Executive Officer, the President or the Chief Financial Officer of the Company.

          "Principal Amount" means at any time the sum of (i) the outstanding principal amount of this Note at such time, (ii) all accrued but unpaid interest hereunder to such time, and (iii) any default payments owing at such time to the Holder under the Transaction Documents but not theretofore paid or added to the Principal Amount.

          "Principal Market" means the Nasdaq National Market or such other U.S. market or exchange which is the principal market on which the Common Stock is then listed for trading.

          "Purchase Agreement" means the Purchase Agreement, dated as of January 25, 2002, by and between the Company and Omicron Partners, L.P., a Bahamas limited partnership, as amended by Amendment No. 1 to Purchase Agreement, dated as of January 31, 2002, pursuant to which this Note was originally issued.

          "Quarterly Interest Payment Date" means each February 1, May 1, August 1 and November 1, commencing May 1, 2002, and the Final Maturity Date.

          "QIB" means a qualified institutional buyer as defined in Rule 144A.

          "Post-Notice Period" shall have the meaning provided in Section 3(b).

          "Registration Statement" shall have the meaning set forth in the Registration Rights Agreement.

          "Repayment Date" shall have the meaning provided in Section 2(b).

          "Restricted Ownership Percentage" shall have the meaning provided in
Section 4(i).

          "Rule 144A" means Rule 144A as promulgated by the SEC under the Securities Act or any successor thereto.

          "SEC" means the U.S. Securities and Exchange Commission.

          "Securities Act" means the Securities Act of 1933, as amended.

          "Trading Day" means a day on which the Principal Market is open for the general trading of securities.

          "Underlying Shares" means the shares of Common Stock issued or issuable upon conversion of, in lieu of cash payment of principal of, or interest on, as repayment of principal under, or otherwise pursuant to, this
Note in accordance with the terms hereof and the Purchase Agreement.

          "VWAP" means for any Trading Day the volume-weighted average price of the Common Stock on the Principal Market, as reported by Bloomberg Financial L.P. (based on a Trading Day from 9:30 a.m., Eastern Time, to 4:00 p.m., Eastern Time) using the AQR function, on such Trading Day.

          SECTION 2.   PAYMENTS OF PRINCIPAL AND INTEREST.

          (a) Interest. The Company shall pay interest accruing on this Note (from the date hereof) (x) on each installment of principal, on the Maturity Date of such installment and (y) on all other principal outstanding, quarterly on the Quarterly Interest Payment Dates, commencing on May 1, 2002 (each an "Interest Payment Date") in cash.

          (b)   Monthly Installment Payments.  Subject to the terms of this
Section 2, the Principal Amount of this Note shall become due in installments in the amounts and on the dates specified herein (each a "Repayment Date"), plus any and all default payments owing under the Transaction Documents but not previously paid. If the Company meets the Additional Financing Threshold, then the outstanding Principal Amount of this Note shall be due and payable in installments on the dates and in the amounts shown below:

Date                            Amount
----                            ------
December 1, 2002              $200,000.00
January 1, 2003                200,000.00
February 1, 2003               200,000.00
March 1, 2003                  200,000.00
April 1, 2003                  200,000.00
May 1, 2003                    200,000.00
June 1, 2003                   200,000.00
July 1, 2003                   200,000.00
August 1, 2003                 200,000.00
September 1, 2003              200,000.00
October 1, 2003                200,000.00
November 1, 2003               200,000.00
December 1, 2003               200,000.00
January 1, 2004                200,000.00
February 1, 2004             1,200,000.00

If the Company does not meet the Additional Financing Threshold, then the outstanding Principal Amount of this Note shall be due and payable in installments on the dates and in the amounts shown below:

Date                            Amount
----                            ------
August 1, 2002                $200,000.00
September 1, 2002              200,000.00
October 1, 2002                200,000.00
November 1, 2002               200,000.00
December 1, 2002               200,000.00

January 1, 2003                   200,000.00
February 1, 2003                  200,000.00
March 1, 2003                     200,000.00
April 1, 2003                     200,000.00
May 1, 2003                       200,000.00
June 1, 2003                      200,000.00
July 1, 2003                      200,000.00
August 1, 2003                    200,000.00
September 1, 2003                 200,000.00
October 1, 2003                   200,000.00
November 1, 2003                  200,000.00
December 1, 2003                  200,000.00
January 1, 2004                   200,000.00
February 1, 2004                  400,000.00

Any principal of this Note that is prepaid by the Company pursuant to Section 3 or converted by the Holder pursuant to Section 4 shall be applied to reduce the installments of principal payable under this Section 2(b) in inverse order of maturity.

          SECTION 3.  PREPAYMENT AT THE COMPANY'S OPTION.

          (a) The Company shall have the right, subject to the conditions set forth below (the "Call Right"), to prepay all or any portion (in increments of $100,000) of this Note, in cash, at the applicable Call Amount.

          (b) The Call Right may be exercised by the Company by delivering to the Holder an irrevocable, written notice (the "Call Notice"), which notice shall specify the date for the Company's prepayment of this Note (as the same may be extended as herein provided, the "Call Date"), which date shall be not less than 30 nor more than 40 days after the date the Call Notice is delivered to the Holder (the "Post-Notice Period").

          (c) Notwithstanding the foregoing, the Company may not give a Call Notice or effect a prepayment pursuant to Section 3(a) above unless, at all times from the date that is 20 Trading Days prior to the date the Company gives such Call Notice to and including the applicable Call Date:

                (i) there is Effective Registration and it is expected that Effective Registration will continue for at least 20 Trading Days after the Call Date; and

                (ii) conversion by the Holder pursuant to Section 4 of the portions of this Note that is being called contemporaneously therewith would not cause the Holder's beneficial ownership of shares of Common Stock to exceed the limits set forth in Section 4(i)(A).

If such conversion would cause the Holder to exceed such beneficial ownership limitation, the prepayment of that portion of this Note the conversion of which would cause such beneficial ownership limitation to be exceeded shall be deferred until the date that is 20 Trading Days after the date the conversion thereof would not exceed such limitations, and this Note shall continue to accrue interest on the amount being called until the same is paid or converted pursuant to Section 4.

          (d) If the Company gives a Call Notice, the Holder shall continue to have the right to convert the portion of this Note to which the Call Notice relates pursuant to Section 4 until the prepayment of such portion of this Note pursuant to this Section 3. A prepayment pursuant to this Section shall occur on the applicable Call Date. If the Company fails to pay the Call Amount in full on the applicable Call Date in immediately available funds, (i) the Company shall lose its right to prepay this Note by reason of such Call Notice or thereafter in accordance with this Section 3 and (ii) in addition to any other rights or remedies it may have, the Holder shall have the right to require the Company to repurchase this Note (or any portion hereof as selected by the Holder) at a price equal to the sum of 120% of the Principal Amount, plus accrued interest thereon to the date of such repurchase.

          (e) Except as specifically provided herein, this Note may not be prepaid, redeemed or repurchased at the option of the Company prior to the applicable Repayment Dates.

          SECTION 4.  CONVERSION.

          (a) Conversion Right. Upon the terms and subject to the conditions hereof, the Holder shall have the right, at the Holder's option, to convert the outstanding Principal Amount and accrued and unpaid interest thereon, in whole at any time or in part from time to time, by delivering to the Company a duly executed notice of conversion in the form attached hereto as Exhibit A (the "Conversion Notice"), which may be transmitted by telephone line facsimile transmission. Notwithstanding anything to the contrary herein, this Note and the outstanding Principal Amount hereunder shall not be convertible into Common Stock at any time to the extent, and only to the extent, that such conversion at such time would result in the Holder exceeding the limitation contained in, or otherwise violating the provisions of, Section 4(i)(A) below. Any conversion of this Note in part pursuant to this Section 4 shall be applied to reduce the installments of principal of this Note payable pursuant to Section 2 in the inverse order of maturity of such installments.

          (B)   COMMON STOCK ISSUANCE UPON CONVERSION.

                (i) Conversion Procedures. Upon any conversion of this Note pursuant to Section 4(a) above, the outstanding Principal Amount being converted and accrued and unpaid interest thereon to the applicable Conversion Date shall be converted into such number of fully paid, validly issued and non-assessable shares of Common Stock, free of any liens, claims and encumbrances, as is determined by dividing the outstanding Principal Amount being converted and accrued and unpaid interest thereon to the applicable Conversion Date by the then applicable Conversion Price. The date of any Conversion Notice hereunder and any Repayment Date shall be referred to herein as the "Conversion Date". If a conversion under this Note cannot be effected in full for any reason, or if the Holder is converting less than all of the outstanding Principal Amount hereunder pursuant to a Conversion Notice, the Company shall, upon request of the Holder, promptly deliver to the Holder (but no later than five Trading Days after the surrender of this Note to the Company) a new Note having a Principal Amount equal to the amount of such outstanding Principal Amount as has not been converted. The Holder shall not be required physically to surrender this Note to the Company upon any conversion unless the full outstanding Principal Amount of this Note is being converted or repaid. The Holder and the Company shall maintain records showing the outstanding Principal Amount so converted and repaid and the dates of such conversions or repayments or shall use such other method, reasonably satisfactory to the Holder and the Company, so as not to require physical surrender of this Note upon each such conversion or repayment. The Holder agrees that, if the outstanding Principal Amount of this Note is less than the Principal Amount stated on the face of this Note, the Holder will not voluntarily transfer this Note at any time when no Event of Default has occurred and is continuing without first surrendering this Note to the Company for issuance, without charge to the Holder, of a replacement instrument that reflects the outstanding Principal Amount of this Note. The Company will deliver such replacement instrument to the Holder as promptly as practical, but in no event later than three Trading Days, after surrender by the Holder.

              (ii) Stock Certificates Or DWAC. The Company will deliver to the Holder not later than five (5) Trading Days after a particular Conversion Date, a certificate or certificates, which shall be free of restrictive legends and trading restrictions (except to the extent permitted under Section 6.12 of the Purchase Agreement), for the number of shares of Common Stock issuable upon such conversion of this Note. In lieu of delivering physical certificates for the shares of Common Stock issuable upon any conversion of this Note, provided the Company's transfer agent is participating in the Depository Trust Company ("DTC") Fast Automated Securities Transfer ("FAST") program, upon request of the Holder, the

     Company shall use commercially reasonable efforts to cause its transfer agent electronically to transmit such shares issuable upon conversion to the Holder (or its designee), by crediting the account of the Holder's (or such designee's) broker with DTC through its Deposit Withdrawal Agent Commission system (provided that the same time periods herein as for stock certificates shall apply). If in the case of any conversion hereunder, such shares are not delivered to or as directed by the Holder by the third Trading Day after the applicable Conversion Date, the Holder shall be entitled by written notice to the Company at any time on or before its receipt of such shares, to rescind such conversion, in which event the Company shall immediately return this Note to the Holder if the Holder has tendered it to the Company in connection with such conversion. If the Holder notifies the Company that the Holder has not received such shares (free of any restrictions on transfer or legends except as permitted by Section 6.12 of the Purchase Agreement) within three Trading Days after a particular Conversion Date (each, a "Holder Share Notice") and the Holder does not receive such shares (free of any restrictions on transfer or legends except as permitted by Section 6.12 of the Purchase Agreement) within two Trading Days after giving such Holder Share Notice, then, in addition to any other liability the Company may have, the Company shall pay to the Holder, in cash, an amount, computed at the rate of 2% of the outstanding Principal Amount per month, for the period such failure continues (the "Conversion Delay Payments"), without duplication of any amount payable to the Holder pursuant to clause (F) of Section 2(c)(i) of the Registration Rights Agreement. A Holder Share Notice may be given by telephone or e-mail to the Company's Chief Financial Officer or General Counsel. The Company's obligation to issue and deliver such shares of Common Stock upon conversion of this Note shall be absolute and unconditional, irrespective of the absence of any action by the Holder to enforce the same, of any waiver or consent with respect to any provision hereof, the recovery of any judgment against any Person or any action to enforce the same, any failure or delay in the enforcement of any other obligation of the Company to the Holder, or any setoff, counterclaim, recoupment, limitation or termination, or any breach or alleged breach by the Holder or any other Person of any obligation to the Company or any violation or alleged violation of law by the Holder or any other Person, and irrespective of any other circumstance which might otherwise limit such obligation of the Company to the Holder in connection with such exercise.

               (iii) Liability For Late Delivery; Force Majeure. If in any case the Company shall fail to issue and deliver the shares of Common Stock to the Holder pursuant to this Note on the due date therefor, in addition to any other liabilities the Company may have hereunder and under applicable law (A) the Company shall pay or reimburse the Holder on demand for all out-of-pocket expenses, including, without limitation, reasonable fees and expenses of legal counsel, incurred by the Holder as a result of such failure, so long as the Holder shall have given the Company a Holder Share Notice with respect to such shares of Common Stock, (B) if as a result of such failure the Holder shall suffer any direct damages or liabilities from such failure (including, without limitation, margin interest and the cost of purchasing securities to cover a sale (whether by the Holder or the Holder's securities broker) or borrowing of shares of Common Stock by the Holder for purposes of settling any trade involving a sale of shares of Common Stock made by the Holder during the period beginning on the Issuance Date and ending on the date the Company delivers or causes to be delivered to the Holder such shares of Common Stock), then the Company shall upon demand of the Holder pay to the Holder an amount equal to the actual, direct out-of-pocket damages and liabilities suffered by the Holder by reason thereof which the Holder documents to the reasonable satisfaction of the Company, so long as the Holder shall have given the Company a Holder Share Notice with respect to such shares of Common Stock, and (C) the Holder may by written notice (which may be given by mail, courier, personal service or telephone line facsimile transmission) or oral notice (promptly confirmed in writing), given at any time prior to delivery to the Holder of the shares of Common Stock issuable in connection with any exercise of the Holder's rights by reason of which such shares are deliverable, rescind such exercise in whole or in part, in which case the Holder shall thereafter be entitled to exercise its rights with respect to that portion of this Note as to which such exercise is so rescinded and to exercise its other rights and remedies with respect to such failure by the Company. Notwithstanding the foregoing and Section 4(b)(ii), (x) the Company shall not be liable to the Holder under clauses (A) and (B) of the immediately preceding sentence or (y) for Conversion Delay Payments, in either such case of the preceding clause (x) or (y) to the extent the failure of the Company to deliver or to cause to be delivered such shares of Common Stock results from fire, flood, storm, earthquake, shipwreck, strike, war, acts of terrorism, crash involving facilities of a common carrier, acts of God, or any similar event outside the control of the Company (it being understood that the action or failure to act of the Company's Transfer Agent shall not be deemed an event outside the control of the Company except to the extent resulting from fire, flood, storm, earthquake, shipwreck, strike, war, acts of terrorism, crash involving facilities of a common carrier, acts of God, or any similar event outside the control of such Transfer Agent or the bankruptcy, liquidation or reorganization of such Transfer Agent under any bankruptcy, insolvency or other similar law). The Holder shall notify the Company in writing (or by telephone conversation, confirmed in writing) as promptly as practicable following the third Trading Day after the due date for delivery to it of shares of Common Stock under this Note if the Holder becomes aware that such shares of Common Stock so issuable have not been received as provided herein, but any failure so to give such notice shall not affect the Holder's rights under this Note or otherwise. If pursuant to this Section 4(b)(iii) the Company is relieved of its obligation to make Conversion Delay

     Payments, then the Principal Amount of this Note for which a Conversion Notice has been given and for which the Company has not issued the shares of Common Stock within the period provided in Section 4(b)(ii) shall continue to bear interest at the applicable rate provided in this Note from the applicable Conversion Date to the date the Company so issues such shares of Common Stock.

          (C)   CONVERSION PRICE ADJUSTMENTS.

                (i) Stock Dividends, Splits And Combinations. If the Company or any of its subsidiaries, at any time while this Note is outstanding shall (A) pay a stock dividend or otherwise make a distribution or distributions on any equity securities (including Common Stock Equivalents) in shares of Common Stock, (B) subdivide outstanding Common Stock into a larger number of shares, or (C) combine outstanding Common Stock into a smaller number of shares, then the Conversion Price shall be multiplied by a fraction, the numerator of which shall be the number of shares of Common Stock outstanding before such event and the denominator of which shall be the number of shares of Common Stock outstanding after such event. Any adjustment made pursuant to this Section 4(c)(i) shall become effective immediately after the record date for the determination of stockholders entitled to receive such dividend or distribution and shall become effective immediately after the effective date in the case of a subdivision or combination.

               (ii) Distributions. Neither the Company nor any of its subsidiaries, at any time this Note is outstanding, shall distribute to all or substantially all holders of Common Stock (a) evidences of its indebtedness or (b) assets or (c) cash or (d) rights (other than rights issued pursuant to a shareholder rights plan adopted for the benefit of stockholders generally, the rights under which are attached to shares of Common Stock until a trigger event such as a tender offer, change of control, accumulation of a specified percentage of the outstanding shares of Common Stock or similar events) or (e) warrants to subscribe for or purchase any security of the Company or any of its subsidiaries (excluding those referred to in Section 4(c)(i) above) without obtaining the prior written consent of the Holder.

               (iii) ADJUSTMENT FOR CERTAIN ISSUANCES.

               (A) If at any time or from time to time the Company issues 500,000 or more shares of Common Stock or Common Stock Equivalents (collectively, the "Newly Issued Shares") at a price per share at which the Company sells such shares of Common Stock or the price per share at which the holders of such Common Stock Equivalents are entitled to acquire shares of Common Stock upon conversion or exercise thereof which is less than or equal to the lower of (x) $2.00 per share (such price to be subject to equitable adjustment for stock splits, stock dividends, reverse stock splits and recapitalizations and (y) the Conversion Price in effect at the time of such issuance, then following such issuance the Conversion Price shall be reduced to the price per share that equals:

               (i) the lower of the amounts specified in the immediately preceding clauses (x) and (y) of this Section 4(c)(iii)

          minus

               (ii) an amount equal to 50 percent of (a) the lower of the amounts specified in the preceding clauses (x) and (y) of this
          Section 4(c)(iii) minus (b) the price per share (or weighted average price per share, if such shares are issued, or such Common Stock Equivalents may be converted or exercised, at different prices) at which such shares of Common Stock are issued or at which such Common Stock Equivalents may be exercised.

     The provisions of this Section 4(c)(iii) shall be applicable to successive issuances of Common Stock and Common Stock Equivalents.

               (B) Notwithstanding the foregoing, no adjustment shall be made under this Section 4(c)(iii) by reason of:

               (1) the issuance by the Company of shares of Common Stock pro rata to all holders of the Common Stock so long as (i) any adjustment required by Section 4(c)(i) is made and (ii) the Company shall have given notice thereof to the Holder pursuant to Section 4(c)(vii);

               (2) the issuance by the Company of this Note and the Warrant pursuant to the Purchase Agreement or the issuance by the Company of shares of Common Stock upon conversion of this Note in accordance with its terms or upon exercise of the Warrant in accordance with its terms; or

               (3) the issuance by the Company of Common Stock or options to purchase Common Stock to employees, directors and consultants (or the exercise of such options by employees, directors and consultants) under the Company's non-qualified and incentive stock option plans existing as of the date hereof, as amended from time to time hereafter or any other stock compensation plan duly adopted by the Board of Directors.

For the purposes of the adjustments in this Section 4(c)(iii), in the case of the issuance of any Common Stock Equivalents, the maximum number of shares of

Common Stock issuable upon exercise, exchange or conversion of such Common Stock Equivalents shall be deemed to be outstanding, provided that no further adjustment shall be made upon the actual issuance of Common Stock upon exercise, exchange or conversion of such Common Stock Equivalents.

          (iv) Rounding Of Adjustments. All calculations under this Section 4 or Section 2 shall be made to the nearest cent or the nearest 1/100th of a share, as the case may be.

          (v) Notice Of Adjustments. Whenever the Conversion Price is adjusted pursuant to Section 4(c)(i), (ii) or (iii) above, the Company shall promptly deliver to the Holder, a notice setting forth the Conversion Price after such adjustment and setting forth a brief statement of the facts requiring such adjustment, provided that any failure to so provide such notice shall not affect the automatic adjustment hereunder.

          (vi) Change In Control Transactions. In case of any Change in Control Transaction, the Holder shall have the right thereafter, at its option, (A) to convert this Note, in whole or in part, at the then applicable Conversion Price into the shares of stock and other securities, cash and/or property receivable upon or deemed to be held by holders of Common Stock following such Change in Control Transaction, and the Holder shall be entitled upon such event to receive such amount of securities, cash or property as the shares of the Common Stock of the Company into which this Note could have been converted immediately prior to such Change in Control Transaction would have been entitled if such conversion were permitted (determined without regard to any limitations contained in Section 4(i) hereof or equivalent provisions in the other Transaction Documents), subject to such further applicable adjustments set forth in this Section 4, or (B) to require the Company or its successor to redeem this Note, in whole or in part, at a redemption price equal to the greater of (i) 120% of the outstanding Principal Amount being redeemed, plus accrued interest thereon, and (ii) the product of (x) the highest VWAP for the five (5) Trading Days immediately preceding the Holder's election to have this Note redeemed and (y) the Conversion Ratio. The terms of any such Change in Control Transaction shall include such terms so as to continue to give to the Holder the right to receive the amount of securities, cash and/or property upon any conversion or redemption following such Change in Control Transaction to which a holder of the number of shares of Common Stock deliverable upon conversion of this Note immediately prior to such Change in Control Transaction would have been entitled to receive in such Change in Control Transaction and if such Holder had continued to hold such securities, cash and/or property until the date of such conversion or redemption, and interest payable hereunder after such Change in Control Transaction shall be paid in cash or such new securities and/or property, at the Holder's option. This provision shall similarly apply to successive reclassifications, consolidations, mergers, amalgamations, sales, transfers or share exchanges.

          (vii) NOTICE OF CERTAIN EVENTS. IF:

                A. the Company shall declare a dividend (or any other distribution) on its Common Stock; or

                B. the Company shall declare a special nonrecurring cash dividend on or a tender offer for, offer to purchase or redemption of its Common Stock; or

                C. the Company shall authorize the granting to all holders of the Common Stock rights or warrants to subscribe for or purchase any shares of capital stock of any class or of any rights; or

                D. the approval of any stockholders of the Company shall be required in connection with any reclassification of the Common Stock of the Company, any consolidation, amalgamation or merger to which the Company is a party, any sale or transfer of all or substantially all of the assets of the Company, of any compulsory share of exchange whereby the Common Stock is converted into other securities, cash or property; or

                E. the Company shall authorize the voluntary or involuntary dissolution, liquidation or winding up of the affairs of the Company; or

                F. there exists an agreement to which the Company is a party or by which it is bound providing for a Change in Control Transaction, or a Change in Control
                      Transaction has occurred;

then the Company shall cause to be filed at each office or agency maintained for the purpose of conversion of this Note, and shall cause to be mailed to the Holder at its last address as it shall appear upon the books of the Company, on or prior to the date notice of such matter to the Company's stockholders generally is given, a notice stating (x) the date on which a record is to be taken for the purpose of such dividend, distribution, tender offer, offer to purchase, redemption, rights or warrants, or if a record is not to be taken, the date as of which the holders of Common Stock of record to be entitled to such dividend, distributions, tender offer, offer to purchase, redemption, rights or warrants are to be determined or (y) the date on which such reclassification, consolidation, amalgamation, merger, sale, transfer, share exchange or Change in Control Transaction is expected to become effective or close, and the date as of which it is expected that holders of Common Stock of record shall be entitled to exchange their shares of Common Stock for securities, cash or other property deliverable upon such reclassification, consolidation, amalgamation, merger, sale, transfer, share exchange or Change in Control Transaction.

          (d) Reservation And Issuance Of Underlying Securities. The Company covenants that it will at all times reserve from its authorized and unissued Common Stock a sufficient number of shares solely for the purpose of issuance upon conversion in full of this Note and exercise in full of the Warrant, free from preemptive rights or any other actual contingent purchase rights of persons other than the Holder (subject to any additional requirements of the Company as to reservation of such shares set forth in the Purchase Agreement and taking into account the adjustments under this Section 4, but determined without regard to any ownership limitations contained in this Note, the Warrant or the Purchase Agreement). The Company represents, warrants and covenants that all shares of Common Stock that shall be so issuable shall, upon issue, be duly authorized, validly issued, fully paid, and nonassessable.

          (e) No Fractions. Upon a conversion hereunder the Company shall not be required to issue stock certificates for a fraction of a share of Common Stock, but may if otherwise permitted, make a cash payment in respect of any fraction of a share based on the closing price of a share of Common Stock at such time. If the Company elects not, or is unable, to make such a cash payment, the Holder shall be entitled to receive, in lieu of the fraction of a share, one whole share of Common Stock.

          (f) Charges, Taxes And Expenses. Issuance of shares of Common Stock upon the conversion of this Note shall be made without charge to the Holder for any issue or transfer tax or other incidental expense in respect of the issuance of such shares, all of which taxes and expenses shall be paid by the Company, and such shares shall be issued in the name of the Holder or in such name or names as may be directed by the Holder; provided, however, that in the event certificates for shares of Common Stock are to be issued in a name other than the name of the Holder, the applicable Conversion Notice, when given for such conversion shall be accompanied or followed by an assignment form for the applicable portion of this Note or such shares, as the case may be; and provided further, that the Company shall not be required to pay any tax or taxes which may be payable in respect of any such transfer.

          (g) Cancellation. After the entire Principal Amount (including accrued but unpaid interest and default payments at any time owed on this Note) has been paid in full or converted into Common Stock, this Note shall automatically be deemed canceled and the Holder shall promptly surrender this Note to the Company at the Company's principal executive offices; provided, however, that the failure to surrender this Note shall not delay or limit such cancellation.

          (h) Notice Procedures. Any and all notices or other communications or deliveries to be provided by the Holder under this Note, including, without limitation, any Conversion Notice, shall be in writing and delivered personally, by confirmed facsimile, or by a nationally recognized overnight courier service to the Company at the facsimile telephone number or address of the principal place of business of the Company as set forth in, or provided pursuant to, the Purchase Agreement. Any and all notices or other communications or deliveries to be provided by the Company hereunder shall be in writing and delivered personally, by facsimile, or by a nationally recognized overnight courier service addressed to the Holder at the facsimile telephone number or address of the Holder appearing on the books of the Company, or if no such facsimile telephone number or address appears, at the principal place of business of the Holder. Any notice or other communication or deliveries hereunder shall be deemed delivered (i) upon receipt, when delivered personally, (ii) when sent by facsimile, upon receipt if received on a Business Day prior to 5:00 p.m. (Eastern Time), or on the first Business Day following such receipt if received on a Business Day after 5:00 p.m. (Eastern Time) or on a day that is not a Business Day or (iii) upon receipt, when deposited with a nationally recognized overnight courier service.

          (I)   9.9% LIMITATIONS.

                (A) Notwithstanding anything to the contrary contained herein, the number of shares of Common Stock that the Holder shall have the right to acquire upon conversion of this Note shall not exceed a number that, when added to the total number of shares of Common Stock deemed beneficially owned by the Holder (other than by virtue of the ownership of securities or rights to acquire securities (including this Note and the Warrant) that have limitations on the Holder's right to convert, exercise or purchase similar to the limitation set forth herein), together with all shares of Common Stock deemed beneficially owned at such time (other than by virtue of the ownership of securities or rights to acquire securities that have limitations on the right to convert, exercise or purchase similar to the limitation set forth herein) by the Holder's "affiliates" at such time (as defined in Rule 144 of the Securities Act) (the "Aggregation Parties") that would be aggregated for purposes of determining whether a group exists or for purposes of determining the Holder's beneficial ownership, in either such case for purposes of Section 13(d) of the Exchange Act and Regulation 13D-G thereunder, would result in beneficial ownership by the Holder or such group of more than 9.9% of the outstanding shares of Common Stock (the "Restricted Ownership Percentage"). The Holder shall have the right at any time and from time to time to reduce its Restricted Ownership Percentage immediately upon notice to the Company in the event and only to the extent that Section 16 of the Exchange Act or the rules promulgated thereunder (or any successor statute or rules) is changed to reduce the beneficial ownership percentage limitation thereunder from 10%. If at any time the limits in this

     Section 4(i) make this Note inconvertible in whole or in part, the Company shall not by reason thereof be relieved of its obligation to issue shares of Common Stock at any time or from time to time thereafter as shares of Common Stock may be issued in compliance with such restrictions.

                (B) For purposes of this Section 4(i), in determining the number of outstanding shares of Common Stock at any time, the Holder may rely on the number of outstanding shares of Common Stock as reflected in (1) the Company's then most recent Form 10-Q, Form 10-K or other public filing with the SEC, as the case may be, (2) a public announcement by the Company that is later than any such filing referred to in the preceding clause (1), or (3) any other notice by the Company or its transfer agent setting forth the number of shares of Common Stock outstanding. Upon the written or oral request of the Holder, the Company shall within one Business Day confirm orally and in writing to the Holder the number of shares of Common Stock then outstanding. In any case, the number of outstanding shares of Common Stock shall be determined after giving effect to the conversion or exercise of Common Stock Equivalents, including this Note and the Warrant, by the Holder or its Aggregation Parties, in each such case subsequent to, the date as of which such number of outstanding shares of Common Stock was reported.

          SECTION 5.   DEFAULTS AND REMEDIES.

          (a) Events of Default. An "Event of Default" is: (i) a failure to pay any Principal Amount or accrued but unpaid interest thereon of this Note on the date such payment is due (to the extent such principal and/or amount has not been converted into Common Stock in accordance with the terms hereof), which failure continues for five Business Days after written notice of such non-payment has been received by the Company from the Holder; (ii) a failure timely to issue Underlying Shares upon and in accordance with terms hereof, which failure continues for ten Business Days after the Company has received written notice from the Holder informing the Company that it has failed to issue shares or deliver stock certificates prior to the fifth Business Day following the applicable Conversion Date; (iii) failure by the Company for twenty (20) days after written notice has been received by the Company from the Holder to comply with any material provision (other than as provided in the immediately preceding clauses (i) and (ii)) of any of this Note, the Purchase Agreement, the Registration Rights Agreement, the Warrant or any other agreement or instrument of the Company or between the Company and the Holder relating thereto (including, without limitation the failure to redeem this Note upon the Holder's request following a Change in Control Transaction pursuant to Section 4(c)(vi));
(iv) a material breach by the Company of its representations or warranties in this Note, the Purchase Agreement, Registration Rights Agreement or the Warrant;
(v) any default after any cure period under, or acceleration prior to maturity of, any note, mortgage, indenture or instrument under which there may be issuedor by which there may be secured or evidenced any indebtedness for money borrowed by the Company for in excess of $1 million other than the amount in dispute with certain of the former shareholders of International Image Services Corporation, or for money borrowed the repayment of which is guaranteed by the Company for in excess of $1 million, whether such indebtedness or guarantee now exists or shall be created hereafter; (vi) if the Company is subject to any Bankruptcy Event; (vii) if (x) the Company fails to obtain the stockholder approval contemplated by Section 6.1(a) of the Purchase Agreement as and when required thereby, (y) under the rules of Nasdaq the 20% Cap is applicable to the Company's issuance of shares of Common Stock upon conversion of and issuance of shares of Common Stock upon exercise of the Warrant without such stockholder approval and (z) the Company is unable to issue additional shares of Common Stock upon conversion of this Note within the 20% Cap; or (viii) if the Registration Statement required by Section 2(a)(i) of the Registration Rights Agreement is not declared effective by the SEC within ninety
(90) days following the Closing Date, or the Registration Statement required by
Section 2(a)(ii) of the Registration Rights Agreement is not declared effective by the SEC within ninety (90) days following demand of the Holder pursuant to the Registration Rights Agreement, provided that for either of such Registration Statements which is subject to review by the SEC staff (which shall not include a review which is primarily a "plain English" review), such Effective Date shall be within one hundred twenty (120) days following the Closing Date (in the case of the Registration Statement required by Section 2(a)(i)) or one hundred twenty
(120) days following a demand (in the case of a Registration Statement required by Section 2(a)(ii) of the Registration Rights Agreement).

          (b) Remedies. If an Event of Default occurs and is continuing, the Holder may declare all of the then outstanding Principal Amount of this Note, and any accrued and unpaid interest thereon, to be due and payable immediately in cash, except that in the case of an Event of Default arising from events described in clauses (v) and (vi) of Section 5(a), this Note shall become automatically due and payable without further action or notice, and the Holder may exercise all other rights and remedies available at law or in equity. In the event of such acceleration, the amount due and owing to the Holder shall be the greater of (1) 120% of the outstanding Principal Amount of this Note (plus all accrued and unpaid interest, if any) and (2) 105% of the product of (A) the VWAP on the Trading Day immediately preceding the date of such acceleration and (B) the Conversion Ratio. In either case the Company shall pay interest on such amount in cash at the Default Rate to the Holder if such amount is not paid within one Business Day after such acceleration. The remedies under this Note shall be cumulative.

          SECTION 6.   CERTAIN COVENANTS; GENERAL.

          (a) Maintenance of Cash, Cash Equivalents, Eligible Investment Balances and Available Credit. The Company shall at all times maintain Cash, Cash Equivalents, Eligible Marketable Securities and Available Credit of at least $2,500,000. The Company's Cash, Cash Equivalents, Eligible Marketable Securities and Available Credit shall be determined as of the end of each calendar quarter. Within five Business Days after the end of each calendar quarter, the Company shall furnish to the Holder a Company Certificate setting forth the amount of the Company's Cash, Cash Equivalents, Eligible Marketable Securities and Available Credit as of the end of such calendar quarter.

          (b) Rule 144A Information Requirement. Within the period prior to the expiration of the holding period applicable to sales hereof under Rule 144(k) under the Securities Act (or any successor provision), the Company covenants and agrees that it shall, during any period in which it is not subject to Section 13 or 15(d) under the Exchange Act, make available to the Holder and any prospective purchaser of this Note from the Holder, the information required pursuant to Rule 144A(d)(4) under the Securities Act upon the request of the Holder and it will take such further action as the Holder may reasonably request, all to the extent required from time to time to enable the Holder to sell this Note without registration under the Securities Act within the limitations of the exemption provided by Rule 144A, as Rule 144A may be amended from time to time. Upon the request of the Holder, the Company will deliver to the Holder a written statement as to whether it has complied with such requirements.

          (c) Payment of Expenses. The Company agrees to pay all reasonable charges and expenses, including attorneys' fees and expenses, which may be incurred by the Holder in seeking to enforce this Note.

          (d) Savings Clause. In case any provision of this Note is held by a court of competent jurisdiction to be excessive in scope or otherwise invalid or unenforceable, such provision shall be adjusted rather than voided, if possible, so that it is enforceable to the maximum extent possible, and the validity and enforceability of the remaining provisions of this Note will not in any way be affected or impaired thereby. In no event shall the amount of interest paid hereunder exceed the maximum rate of interest on the unpaid principal balance hereof allowable by applicable law. If any sum is collected in excess of the applicable maximum rate, the excess collected shall be applied to reduce the principal debt. If the interest actually collected hereunder is still in excess of the applicable maximum rate, the interest rate shall be reduced so as not to exceed the maximum allowable under law.

          (e) Amendment. Neither this Note nor any term hereof may be amended, waived, discharged or terminated other than by a written instrument signed by the Company and Holder.

          (f) Assignment, Etc. The Holder may assign or transfer this Note, subject to compliance with applicable securities laws, without the consent of the

Company, except that the Holder may not assign or transfer this Note to a Person who is a business competitor of the Company in any significant respect without the Company's prior written consent, which the Company may withhold in its sole discretion. The Holder shall notify the Company of any such assignment or transfer promptly. The Company may not assign its rights or obligations under this Note. This Note shall be binding upon the Company and its successors and shall inure to the benefit of the Holder and its successors and permitted assigns.

          (g) No Waiver. No failure on the part of the Holder to exercise, and no delay in exercising any right, remedy or power hereunder shall operate as a waiver thereof, nor shall any single or partial exercise by the Holder of any right, remedy or power hereunder preclude any other or future exercise of any other right, remedy or power. Each and every right, remedy or power hereby granted to the Holder or allowed it by law or other agreement shall be cumulative and not exclusive of any other, and may be exercised by the Holder from time to time.

          (H)   GOVERNING LAW; JURISDICTION.

                (i) Governing Law. THIS NOTE WILL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK WITHOUT REGARD TO ANY CONFLICTS OF LAWS PROVISIONS THEREOF THAT WOULD OTHERWISE REQUIRE THE APPLICATION OF THE LAW OF ANY OTHER JURISDICTION.

                (ii) Jurisdiction. The Company irrevocably submits to the exclusive jurisdiction of any State or Federal Court sitting in the State of New York, County of New York (such consent shall not be deemed a general consent to jurisdiction and service for any third party) over any suit, action, or proceeding arising out of or relating to this Note. The Company irrevocably waives, to the fullest extent permitted by law, any objection which it may now or hereafter have to the laying of the venue of any such suit, action, or proceeding brought in such a court and any claim that suit, action, or proceeding has been brought in an inconvenient forum.

                The Company agrees that the service of process upon it mailed by certified or registered mail (and service so made shall be deemed complete five Business Days after the same has been posted as aforesaid) by personal service shall be deemed in every respect effective service of process upon it in any such suit or proceeding. Nothing herein shall affect Holder's right to serve process in any other manner permitted by law. The Company agrees that a final non-appealable judgment in any such suit or proceeding shall be conclusive and may be enforced in other jurisdictions by suit on such judgment or in any other lawful manner.

                (iii) NO JURY TRIAL. The Company knowingly and voluntarily waives any and all rights it may have to a trial by jury with respect to any litigation based on, or arising out of, under, or in connection with, this Note.

          (i) Replacement Notes. This Note may be exchanged by Holder at any time and from time to time for a Note or Notes with different denominations representing an equal aggregate outstanding Principal Amount, as reasonably requested by Holder, upon surrendering the same. No service charge will be made for such registration or exchange. In the event that Holder notifies the Company that this Note has been lost, stolen or destroyed, a replacement Note identical in all respects to the original Note (except for registration number and Principal Amount, if different than that shown on the original Note), shall be issued to the Holder, without requirement for any surety bond, provided that the Holder executes and delivers to the Company an agreement reasonably satisfactory to the Company to indemnify the Company from any loss incurred by it in connection with this Note.

                            [Signature Page Follows]

          IN WITNESS WHEREOF, the Company has caused this Note to be duly executed on the day and in the year first above written.

                                          SONIC FOUNDRY, INC.

                                          By:___________________________________
                                             Name:
                                             Title:

                                   ASSIGNMENT

          For value received ____________________ hereby sell(s), assign(s) and transfer(s) unto ___________________ (Please insert social security or other Taxpayer Identification Number of assignee:_______________ the within Note, and hereby irrevocably constitutes and appoints _______________ attorney to transfer the said Note on the books of Sonic Foundry, Inc., a Maryland corporation (the "Company"), with full power of substitution in the premises.

          In connection with any transfer of the Note within the period prior to the expiration of the holding period applicable to sales thereof under Rule 144(k) under the Securities Act (or any successor provision) (other than any transfer pursuant to a registration statement that has been declared effective under the Securities Act), the undersigned confirms that such Note is being transferred:

     [    ]   To the Company or a subsidiary thereof; or

     [    ]   To a QIB pursuant to and in compliance with Rule 144A; or

     [    ]   To an "accredited investor" pursuant to and in compliance with the Securities Act; or

     [    ]   Pursuant to and in compliance with Rule 144 under the
              Securities Act;

and unless the box below is checked, the undersigned confirms that, to the knowledge of the undersigned, such Note is not being transferred to an "affiliate" of the Company as defined in Rule 144 under the Securities Act (an "Affiliate").

     [    ]   The transferee is an Affiliate of the Company.

              Capitalized terms used in this Assignment and not defined in this Assignment shall have the respective meanings provided in the Note.

Dated:________________________            NAME:_________________________________

                                          ______________________________________
                                                        Signature(s)

                                    EXHIBIT A

                            FORM OF CONVERSION NOTICE

(To be executed by the Holder in order
to convert 10% Convertible Note Due 2004)

     Re: 10% Convertible Note Due 2004 issued by SONIC FOUNDRY, INC identified below (the "Note")

The undersigned hereby elects to convert the outstanding Principal Amount (as defined in the Note) indicated below of the Note into shares of Common Stock, of SONIC FOUNDRY, INC., a Maryland corporation (the "Company") according to the terms hereof and of the Note, as of the date written below. If shares are to be issued in the name of a person other than undersigned, the undersigned will pay all transfer taxes payable with respect thereto and is delivering herewith such certificates and opinions as reasonably requested by the Company in accordance therewith. No fee will be charged to the Holder for any conversion, except for such transfer taxes, if any. The undersigned represents as of the date hereof that, after giving effect to the conversion of the Note pursuant to this Conversion Notice, the undersigned will not exceed the "Restricted Ownership Percentage" contained in Section 4(i)(A) of the Note.

Conversion information:                   ______________________________________
                                          Note Number

                                          ______________________________________
                                          Conversion Date

                                          ______________________________________
                                          Principal Amount of Note Being
                                          Converted

                                          ______________________________________
                                          Number of Shares of Common Stock to Be
                                          Issued

                                          ______________________________________
                                          Applicable Conversion Price

                                          ______________________________________
                                          Signature

                                          ______________________________________
                                          Name

                                          ______________________________________
                                          Address

                                      A-2